American Brivision Corporation     Employment Agreement

THIS AGREEMENT made as of the First day of February, 2016 , between American BriVision Corporation, a corporation incorporated under the laws of the State of Delaware U.S.A. ,  and having its principal place of business at Taipei, Taiwan Republic of China ROC (the "Employer"); and Fan-Ling Huang,  (the "Employee"). WHEREAS the Employer desires to obtain the benefit of the services of the Employee, and the Employee desires to render such services on the terms and conditions set forth. IN CONSIDERATION of the promises and other good and valuable consideration (the sufficiency and receipt of which are hereby acknowledged) the parties agree as follows:

1. Employment

The Employee agrees that at all times faithfully, industriously, and to the best of skill, ability, experience and talents, perform all of the duties required of job position. In carrying out these duties and responsibilities, the Employee shall comply with all Employer policies, procedures, rules and regulations, both written and oral, as are announced by the Employer from time to time. It is also understood and agreed to by the Employee that his assignment, duties and responsibilities and reporting arrangements may be changed by the Employer in its sole discretion without causing termination of this agreement.

2. Position

Title as Chief Financial Officer, the Employee is required to perform duties and undertake the following responsibilities in a professional manner.

(a) – Report all the financials related matters to Company Board of Directors.

(b) – Develop financial planning and oversee tax reporting activities.

(c) – Monitor and submit all required reports to SEC on timely basis.

(d) – Plan and oversee annual budgets.

(e) – Other duties as may arise from time to time and as may be assigned to the employee.

3. Compensation

(a) As full compensation for all services provided the employee shall be paid at the rate of USD 3,000 per month. Such payments shall be subject to such normal statutory deductions by the Employer.

(b) Additional bonus calculations or stock options issuance will be determined regularly by Board of Directors.

(c) The salary mentioned in paragraph 3 (a) shall be review on an annual basis.

(d) All reasonable expenses arising out of employment shall be reimbursed assuming same have been authorized prior to being incurred and with the provision of appropriate receipts.

4. Vacation

The Employee shall be entitled to vacations in the amount of  3 weeks per annum.

5. Benefits

The Employer shall at its expense provide the Employee with the Health Plan that is currently in place or as may be in place from time to time.

6. Probation Period

It is understood and agreed that the first thirty days of employment shall constitute a probationary period during which period the Employer may, in its absolute discretion, terminate the Employee's employment, for any reason without notice or cause.

7. Performance Reviews

The Employee may be provided with a written performance appraisal at least once per year and said appraisal will be reviewed at which time all aspects of the assessment can be fully discussed.

8. Termination

(a) The Employee may at any time terminate this agreement and his employment by giving not less than three weeks written notice to the Employer. (b) The Employer may terminate this Agreement and the Employee’s employment at any time, without notice or payment in lieu of notice, for sufficient cause. (c) The Employer may terminate the employment of the Employee at any time without the requirement to show sufficient cause pursuant to (b) above, provided the Employer pays to the Employee an amount as required by the government legislation as may be in effect at the time of termination.  This payment shall constitute the employees entire entitlement arising from said termination. (d) The employee agrees to return any employer property at the time of termination.

9. Laws

This agreement shall be governed by the laws of the State of Delaware.

10. Entire Agreement This agreement contains the entire agreement between the parties, superseding in all respects any and all prior oral or written agreements or understandings pertaining to the employment of the Employee by the Employer and shall be amended or modified only by written instrument signed by both of the parties hereto.

11. Severability The parties hereto agree that in the event any article or part thereof of this agreement is held to be unenforceable or invalid then said article or part shall be struck and all remaining provision shall remain in full force and effect.

IN WITNESS WHEREOF the Employer has caused this agreement to be executed by its duly authorized officers and the Employee has set his hand as of the date first above written.

SIGNED, SEALED AND DELIVERED in the presence of:

Fan Ling Huang

[Name of employee]

 ________________________________________

[Signature of Employee]

Eugene Jiang

[Name of Employer Rep]

________________________________________

[Signature of Employer Rep] [Title]